UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2007
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)

Registrant’s telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On Thursday, August 16, 2007, the Board of Directors of Minrad International, Inc., appointed Dennis Goupil, PhD to the position of Senior Vice President Technical and Terence Vollrath to the position of Vice President Operations.
Mr. Goupil’s and Mr. Vollrath’s background is as follows:
Dennis Goupil, PhD was most recently at Biocure, Inc., an early stage medical device company. At Biocure, Mr. Goupil was the Chief Technical Officer and Vice President Research & Development, a position he has held since 1999. Earlier in his career, Mr. Goupil held management positions at Boston Scientific, Datascope Corporation, Pharmacia Inc. and Cytotherapeutics. Mr. Goupil received a Bachelor of Science in Chemistry from Niagara University, a Masters of Science in Civil Engineering from the University of Cincinnati, and a Doctor of Philosophy in Physical Chemistry from Clarkson College of Technology.
Terence Vollrath has been an independent consultant to the pharmaceutical, chemicals, biotech and manufacturing industries since 1999. Prior to consulting, Mr. Vollrath was in operations management positions at Aerojet Fine Chemicals and Abbott Laboratories. Mr. Vollrath received his Bachelor of Science degree in Chemical Engineering from the University of Wisconsin and his Masters of Business Administration from Lake Forest Graduate School of Business.

MINRAD INTERNATIONAL, INC. (Registrant)
August 17, 2007	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
Chairman and CEO